EXHIBIT 32

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I Dr. Dennis D. Keiser, President and Chief Executive Officer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     - the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
          Section  13(a)  or  15(d)  of the Securities Exchange Act of 1934; and
     - the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  April 23, 2004

/s/ Dr. Dennis D. Keiser



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Dennis D. Keiser
President and Chief Executive Officer


and,


I Dr. Jacob D. Dustin, Vice President, Secretary, and Treasurer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     - the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
          Section  13(a)  or  15(d)  of the Securities Exchange Act of 1934; and
     - the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 23, 2004


/s/ Dr. Jacob D. Dustin



----------------------------------------------------------
Jacob D. Dustin
Vice President, Secretary, and Treasurer


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